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                                                                  EXHIBIT 10(a)

                      FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made and entered into as of July 25, 2003 by and among TITAN DISTRIBUTION, INC., TITAN INTERNATIONAL, INC., TITAN INVESTMENT CORPORATION, TITAN TIRE CORPORATION, TITAN TIRE CORPORATION OF NATCHEZ, TITAN TIRE CORPORATION OF TEXAS, TITAN WHEEL CORPORATION OF ILLINOIS, TITAN WHEEL CORPORATION OF IOWA, TITAN WHEEL CORPORATION OF SOUTH CAROLINA, and TITAN WHEEL CORPORATION OF VIRGINIA, (the "Borrowers") and the Requisite Lenders.

                                    RECITALS

         A. Borrowers, Credit Parties, General Electric Capital Corporation, as Agent and Lender and the other Lenders are parties to that certain Credit Agreement, dated as of December 21, 2001 (as amended from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Credit Agreement.

         B. Investment has entered into an agreement to sell the Polymer Stock for $4,636,000 and the execution and delivery by Borrowers (or certain of them) and Polymer Enterprises, Inc. ("Polymer") of a supply agreement in which Polymer agrees to supply bladders to the Borrowers at a discount (such transactions are sometimes herein referred to as the "Polymer Stock Sale", and such agreement to supply bladders is sometimes herein referred to as the "Polymer Supply Agreement").

         C. Borrowers request that the Lenders amend the Credit Agreement as specifically set forth herein.

         D.       Lenders executing this Amendment constitute Requisite Lenders.

                                    AGREEMENT

         In consideration of the Recitals and of the mutual promises and covenants contained herein, Lenders and Borrowers agree as follows:

         1.       Consent and Acknowledgment.

                  (a) Polymer Stock. Requisite Lenders consent and acknowledge that the Polymer Stock Sale is permitted under Section 6.8(c) of the Credit Agreement, and direct Agent, in connection with the Polymer Stock Sale, to release all Liens held by Agent which have attached or otherwise encumber the Polymer Stock.

                  (b) Consent to Revolving Credit Facility Amendment. Requisite Lenders hereby authorize the Agent to consent to the Revolving Credit Facility Amendment.

         2. Amendment of Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:



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                  (a)     Term Loan Payments.  Section 1.1(b)(ii) of the Credit
Agreement is deleted and replaced with the following:

                         "(ii) Borrowers shall pay the principal amount of the
                  Term Notes in thirteen (13) consecutive installments as follows:

                          Payment Date                         Installment Amount
                          ------------                         ------------------
                   April 1, 2002                                     $ 825,000*

                   July 1, 2002                                      $ 825,000*

                   October 1, 2002                                   $ 825,000*

                   January 1, 2003                                   $ 825,000*

                   April 1, 2003                                     $1,650,000*

                   July 1, 2003                                      $1,650,000*

                   October 1, 2003                                   $1,650,000

                   January 1, 2004                                   $1,650,000

                   April 1, 2004                                     $2,475,000

                   July 1, 2004                                      $2,475,000

                   October 1, 2004                                   $2,475,000

                   January 1, 2005                                   $2,475,000

                   January 14, 2005                                  $79,200,000


     * The Requisite Lenders acknowledge that these principal payments have been paid."


                  (b) Mandatory Prepayments-- Asset Disposition. Section 1.3(b)(ii) of the Credit Agreement is deleted and replaced with the following:

                          "(ii) Except as set forth in clauses (b)(v) and (vi)
                  below, immediately upon receipt by any Credit Party of proceeds of any asset disposition (including condemnation proceeds, but excluding proceeds of asset dispositions permitted by Section 6.8(a) and (b)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other




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                  reasonable and customary transaction costs, fees and
                  expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith (the "Net Proceeds). The Credit Parties are not required to make any mandatory prepayment of the Loans with respect to an asset disposition authorized by
                  Section 6.8(a). Any such prepayment shall be applied in accordance with clause (c) below."

                  (c) Mandatory Prepayments -- Polymer Stock Sale. The Credit Agreement is amended by adding a new Section 1.3(b)(vi) as follow:

                          "(vi) If the Polymer Stock Sale closes on or prior to
                  October 1, 2003, Borrowers shall prepay the Term Loan on the date of such closing in a principal amount equal to $5,775,000 (which is equal to the principal installments due on the Term Loan, pursuant to Section 1.1(b)(ii) above, on October 1, 2003, January 1, 2004 and April 1, 2004). Any such prepayment shall be applied in accordance with clause (c) below."

                  (d) Mandatory Prepayments. Section 1.3(c) of the Credit Agreement is deleted and replaced with the following:

                          "(c)     Application of Certain Mandatory
                  Prepayments. Any prepayments made by any Credit Party pursuant to clauses (b)(ii), (b)(iii), (b)(iv) or (b)(v) above shall be applied as follows: first, to Prepayment Fees, other Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; and last, to prepay the scheduled installments of the Term Loan in inverse order of maturity until such Loan shall have been prepaid in full. Notwithstanding anything herein to the contrary, any prepayment made by any Credit Party pursuant to clause (b)(vi) above shall be applied to fully pay the quarterly principal installments due October 1, 2003, January 1, 2004 and April 1, 2004 as set forth in Section 1.1(b)(ii) above."

                  (e)     Limitations on the Revolving Credit Facility. Section
     5.11 of the Credit Agreement is amended by adding the following sentence to the end of such Section:

                          "Notwithstanding the foregoing, Borrowers are
                  authorized to execute and deliver the Revolving Credit Facility Amendment."

                  (f) Indebtedness -- Prepayment/Redemption. Section 6.3(b) of the Credit Agreement is deleted and replaced with the following:



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                          "(b) No Credit Party shall, directly or indirectly,
                  voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations,
                  (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c), (iii) Permitted Subordinated Bond Payments provided that no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such Permitted Subordinated Bond Payment, and (iv) other Indebtedness (excluding Subordinated Debt) not in excess of $500,000."

                  (g) Restricted Payments. Section 6.14 of the Credit Agreement is deleted and replaced with the following:

                          "6.14 Restricted Payments. No Credit Party shall make
                  any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by Section
                  6.3 above, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b) above, (d) scheduled payments of interest with respect to the Subordinated Debt; (e) payment of directors' fees and reimbursable expenses of directors consistent with past practices; (f) payment of a cash dividend in any calendar quarter of not more than $500,000 in the aggregate with respect to International's common stock; (g) Permitted Company Redemption on or after January 1, 2001, and
                  (h) Permitted Subordinated Bond Payments; provided that no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment pursuant to clause (d), (f), (g) or (h) above."

                  (h) Definitions - Changes. The definitions of "Commitment Termination Date" and "Tangible Net Worth" in Annex A of the Credit Agreement are deleted and replaced with the following:

                          "Commitment Termination Date" shall mean the earliest
                  of (a) January 14, 2005, (b) the date of termination of Lenders' obligations to permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans.

                          "Adjusted Tangible Net Worth" shall mean with respect
                  to any Person at any date, the Net Worth of such Person at such date, (a) excluding, however, from the determination of the total assets at such date, (i) all capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items (with the exception that goodwill shall not be excluded), (ii) all unamortized debt discount and expense, and (iii) any write-up in the book


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                  value of any asset resulting from a revaluation
                  thereof, (b) if such Person is International, adding back to total assets at such date, an amount equal to the write-off taken by International in the third quarter of 2002 to the value of International's investment in Fabrica Uruguaya de Neumaticos S.A., (c) excluding, however, from the determination of total liabilities at such date that portion of pension liabilities which such Person is required to recognize as result of GAAP, (d) adding back to total assets at such date an amount not to exceed $50,000,000 equal to the sum of (i) the aggregate cumulative net loss incurred since the Closing Date of TTC of Natchez, TTC of Texas and Distribution, and (ii) the loss recognized in connection with the Polymer Stock Sale, and (e) any cumulative translation adjustment required by GAAP as a result of currency fluctuations shall not be included in the calculation of Adjusted Tangible Net Worth.

                  (i) Definitions - New. Annex A of the Credit Agreement is amended by adding to such Annex in alphabetical order the following terms:

                          "Amendment" shall mean that certain First Amendment
                  to Credit Agreement, dated as of July 25, 2003 by and between Borrowers and Requisite Lenders.

                          "Intercreditor Agreement" shall mean that certain
                  Intercreditor Agreement, dated as of December 21, 2001 by and between Agent and LaSalle Bank National Association as the lender under the Revolving Credit Facility, as the same is amended, modified, restated or renewed from time to time.

                          "Permitted Subordinated Bond Payments" shall mean
                  payments or redemptions by International of the Subordinated Bonds which (i) do not exceed $1,500,000 in the aggregate,
                  (ii) are made on or prior to December 31, 2003, and (iii) retire (or redeem) such Subordinated Bonds at a discount of no less than 45%. Permitted Subordinated Bond Payments may be made with proceeds from the Revolving Credit Facility."

                          "Polymer Stock Sale" shall have the meaning set forth
                  in the recitals to the Amendment.

                          "Polymer Supply Agreement" shall have the meaning set
                  forth in the recitals to the Amendment.

                          "Revolving Credit Facility Amendment" shall mean that
                  certain amendment to the loan agreement which evidences the Revolving Credit Facility, dated as of July 25, 2003 and which is substantially in the form attached to the Amendment as Exhibit A.

                  (j) Financial Covenants. Clause (a) of Annex G of the Credit Agreement is deleted and replaced with the following:




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                          "(a)  Minimum Adjusted Tangible Net Worth.  Borrowers
                  and their Subsidiaries on a consolidated basis shall maintain at all times Adjusted Tangible Net Worth equal to or greater than $150,000,000.00."

         3. Conditions Precedent to Effectiveness of Amendment. Sections 1 and 2 of this Amendment shall not be effective unless and until each of the following conditions shall have been satisfied in Agent's discretion (unless Agent has received written notice of a determination by Requisite Lenders of satisfaction or non-satisfaction of such conditions, in which case such determination shall control):

                  (a) Execution of Amendment. Borrowers and the Requisite Lenders shall each have executed and delivered this Amendment.

                  (b) Acknowledgment of Guarantors. The Acknowledgment and Agreement of each of the Guarantors set forth at the end of this Amendment, shall be duly executed by each Guarantor.

                  (c) Amendment of Revolving Credit Facility. Borrowers shall have delivered to Agent and each of the Lenders a fully executed copy of the Revolving Credit Facility Amendment, and all of the conditions precedent set forth therein shall have been satisfied.

                  (d) Fee. Borrowers shall have paid to Agent an amendment fee in the amount of $200,000 payable to those Lenders signatory to this Amendment in an amount, with respect to each such Lender, equal to such Lender's Pro Rata Share, which fee shall be fully earned and payable in cash on the date hereof. Any portion of the fee which is not distributed to the Lenders pursuant to the Section 3(d) shall be returned to the Borrower Representative.

                  (e) Polymer Supply Agreement. Borrowers shall have delivered to Agent and each of the Lenders a fully executed copy of the Polymer Supply Agreement.

                  (f) Proceeds of the Polymer Stock Sale. Borrowers shall have delivered to Agent the mandatory prepayment required by Section 1.3(b)(ii) of the Credit Agreement as a result of the Polymer Stock Sale.

         4. Representations and Warranties. Borrowers hereby, jointly and severally, represent and warrant to Agent and the Lenders as follows:

                  (a) Recitals. The Recitals in this Amendment are true and correct in all respects.

                  (b)     Incorporation of Representations. All
     representations and warranties of the Borrowers in the Credit Agreement are incorporated herein in full by this reference and, except with respect to representations and warranties that were made as of and limited to a specific date, are true and correct as of the date hereof.

                  (c) Corporate Power; Authorization. Borrowers have the corporate or organizational power, and have been duly authorized by all requisite action (corporate or otherwise), to execute and deliver this Amendment and to perform their obligations hereunder



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


     and thereunder. This Amendment has been duly executed and delivered by each of the Borrowers.

                  (d) Enforceability. This Amendment is the legal, valid and binding obligation of Borrowers, enforceable against each Borrower in accordance with its terms.

                  (e) No Violation. The execution, delivery and performance of this Amendment by each of the Borrowers does not and will not (i) violate any law, rule, regulation or court order to which any Borrower is subject; (ii) conflict with or result in a breach of any Borrower's Articles of Incorporation, Bylaws, or other organizational documents or any agreement or instrument to which any Borrower is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of any Borrower, whether now owned or hereafter acquired, other than liens in favor of Agent.

                  (f) Obligations Absolute. The obligation of Borrowers to repay the Loans, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loans.

                  (g) Default. No Default or Event of Default exists under the Credit Agreement or the Loan Documents other than the Existing Defaults.

         5. Effect and Construction of Amendment. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to:

                  (a) impair the validity, perfection or priority of any lien or security interest securing the Notes;

                  (b) waive or impair any rights, powers or remedies of Agent under the Loan Documents;

                  (c) constitute an election of remedies to the exclusion of any other remedies;

                  (d) constitute an agreement by Agent or require Agent to waive any Defaults or extend the term of the Credit Agreement or the time for payment of any of the Loans; or

                  (e) evidence the obligations of any Lender to make any further Loans or other extensions of credit to Borrowers.

         6. Release of Claims and Waiver. Borrowers, hereby release, remise, acquit and forever discharge Agent, Lenders, and Agent's and Lenders' employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of


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

whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Credit Agreement and the Loan Documents, including but not limited to, claims relating to any settlement negotiations (all of the foregoing hereinafter called the "Released Matters"). Borrowers acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Borrower represents and warrants to Agent and the Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

         7. Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Agent on demand for all costs and expenses incurred by Agent in connection with the Credit Agreement, the Collateral Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

         8.       Miscellaneous.

                  (a) Further Assurances. Borrowers agree to execute such other and further documents and instruments as Agent may reasonably request to implement the provisions of this Amendment and to perfect and protect the liens and security interests created by the Credit Agreement.

                  (b) Benefit of Agreement. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment.

                  (c) Entire Agreement. Except as expressly set forth herein, there are no agreements or understandings, written or oral, between Borrowers, Lenders or Agent relating to this Amendment, the Credit Agreement or the other Loan Documents that are not fully and completely set forth herein or therein.

                  (d) Severability. The provisions of this Amendment are intended to be severable. If any provisions of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.




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

                  (e) Governing Law. This Amendment shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois, without regard to the choice of law principles of such state.

                  (f) Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                  (g) Notices. Any notices with respect to this Amendment shall be given in the manner provided for in the Credit Agreement.

                  (h) Survival. The provisions set forth in Section 6 above shall survive the Termination Date.

                  (i) Amendment. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto.

                  (j) References. All references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

                  (k) No Other Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by Agent, whether or not known to Agent and whether or not existing on the date of this Amendment.


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